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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported):August 22, 2000

      IMPAX LABORATORIES, INC. (formerly Global Pharmaceutical Corporation)
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             (Exact name of registrant as specified in its charter)

          Delaware                   0-27354                    65-0403311
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(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation or                                   Identification Number)
       organization)

                              30831 Hayward Avenue
                            Hayward, California 94544
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          (Address of principal executive offices, including zip code)


                                 (215) 289-2220
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              (Registrant's telephone number, including area code)



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ITEM 5. Other Events

         Impax Laboratories, Inc. (the "Company") has determined to cease manufacturing at its Philadelphia facility and to consolidate all manufacturing activities at its facility in Hayward, California, a process which is expected to take six to nine months to complete. The Philadelphia facility will be used for packaging, repackaging, and distribution of finished products from third parties and the Hayward facility. Additionally, a review of all manufactured products is underway in order to rationalize the product line consistent with these changes. The action is being taken to utilize the Company's resources in the most economical way and to resolve long-standing regulatory issues with the Philadelphia facility. The products adversely affected by the consolidation, and which may be affected by the rationalization, represent approximately 35% of the Company's revenues.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Impax Laboratories, Inc.



Date:    August 24, 2000                    By: /s/ Cornel C. Spiegler
                                                -----------------------
                                                Name: Cornel C. Spiegler
                                                Title:   Chief Financial Officer



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